UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2012

SMITHFIELD FOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-15321	52-0845861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia		23430
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 1, 2012, Smithfield Foods, Inc. (the “Company”) completed its previously announced offering of $1 billion aggregate principal amount of its 6.625% Senior Notes due 2022 (the “Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule II thereto. The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-167781), filed by the Company with the Securities and Exchange Commission (the “Commission) on June 25, 2010 (the “Registration Statement”). The terms of the Notes are governed by a senior indenture, dated as of June 1, 2007, between the Company and U.S. Bank National Association, as trustee (the “Original Indenture”), as supplemented and amended by the Third Supplemental Indenture, dated August 1, 2012 (the “Third Supplemental Indenture” and, together with the Original Indenture, the “Indenture”). Interest on the Notes is payable on February 15 and August 15 of each year, beginning February 15, 2013. The Notes will mature on August 15, 2022. However, on and after August 15, 2017, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2017	103.313%
2018	102.208%
2019	101.104%
2020 and thereafter	100.000%

Prior to August 15, 2015, the Company may, upon not less than 30 nor more than 60 days’ notice, on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds (as defined in the Third Supplemental Indenture) of one or more Public Equity Offerings (as defined in the Third Supplemental Indenture) at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (1) at least 65% of the original principal amount of the Notes (exclusive of any Additional Notes) remains outstanding after each such redemption; and (2) the redemption occurs within 60 days after the closing of such Public Equity Offering.

If a change of control (as defined in the Third Supplemental Indenture) occurs, the Company will be required to offer to purchase the Notes from the holders at a price equal to 101% of the principal amount thereof together with accrued and unpaid interest, if any, to the date of purchase. If the Company sells certain of its assets, the Company must offer to purchase the Notes from the holders at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay indebtedness (with a corresponding reduction in commitment) or to invest in assets related to the Company’s business.

A copy of the Original Indenture was previously filed as Exhibit 4.10(a) to the Company’s Annual Report on Form 10-K filed with the SEC on June 28, 2007 (Commission File No. 001-15321), and was incorporated by reference into the Registration Statement. Copies of the forms of Global Notes and the Third Supplemental Indenture are filed as Exhibits 4.2 and 4.3 hereto, respectively, and are incorporated by reference herein. The summaries of the Indenture, the Notes and the Third Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01. Other Events.

As previously announced, on July 18, 2012, the Company launched a tender offer (the “Tender Offer”) for any and all of the Company’s 7.75% Senior Unsecured Notes due 2013 (the “2013 Notes”) and any and all of its 10% Senior Secured Notes due 2014 (the “2014 Notes” and, together with the 2013 Notes, the “Notes”).

On August 1, 2012, Smithfield Foods, Inc. (the “Company”) issued a press release announcing that, as of the Early Participation Deadline (which was 5:00 p.m., New York City time, on July 31, 2012), approximately $104.9 million aggregate principal amount of the 2013 Notes and $456.2 million aggregate principal amount of the 2014 Notes were validly tendered and not validly withdrawn pursuant to the Tender Offer.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture – Senior Debt Securities, dated June 1, 2007, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.10(a) to the Company’s Annual Report on Form 10-K filed with the SEC on June 28, 2007).

4.2	Form of 6.625% Senior Notes due 2022 (included as Exhibit A to the Third Supplemental Indenture filed as Exhibit 4.3).

4.3	Third Supplemental Indenture, dated August 1, 2012, between the Company and U.S. Bank National Association, as trustee.

99.1	Press Release, dated August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithfield Foods, Inc.

By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

Date: August 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture – Senior Debt Securities, dated June 1, 2007, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.10(a) to the Company’s Annual Report on Form 10-K filed with the SEC on June 28, 2007).

4.2	Form of 6.625% Senior Notes due 2022 (included as Exhibit A to the Third Supplemental Indenture filed as Exhibit 4.3).

4.3	Third Supplemental Indenture, dated August 1, 2012, between the Company and U.S. Bank National Association, as trustee.

99.1	Press Release, dated August 1, 2012